Exhibit 10.2

Execution Version

WARRANT ASSUMPTION AGREEMENT

THIS WARRANT ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of March 1, 2024, by and between Inno Holdings Inc., a Texas corporation (the “Company”) and AC Sunshine Securities LLC, a Florida limited liability company (the “Warrantholder”).

RECITALS:

A. On December 4, 2023, the Company issued an Underwriter’s Warrant to Warrantholder to purchase up to 201,250 shares of common stock of the Company (the “Warrant”).

B. The Company desires to assume the Warrant and the Warrantholder desires to transfer the Warrants to the Company, on the terms and subject to the conditions contained herein (the “Assumption”).

C. In consideration for the Assumption, the Company will deposit $13,000 in immediately available funds to a bank account designated by the Warrantholder.

AGREEMENT:

NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties to this Agreement hereby mutually agree as follows:

1. Assumption of Warrant. Effective as of the date hereof, the Warrant is hereby assumed and terminated and of no further force or effect. Neither the Company nor the Warrantholder or any other party shall have any further rights, obligations or liabilities to the other under the Warrant. All rights of either the Company or the Warrantholder shall be terminated.

2. Representations and Warranties of the Warrantholders. The Warrantholder hereby represents and warrants to the Company as follows:

(a) Good Title. The Warrantholder has not assigned or otherwise transferred the Warrant and has good title to, the right to possession of and the right to terminate or otherwise convey such Warrant free and clear of all liens, claims and encumbrances.

(b) Execution and Delivery. This Agreement has been duly executed and delivered by the Warrantholder and constitutes the legal, valid and binding obligation of the Warrantholder, enforceable in accordance with its terms.

(c) No Violation; Absence of Defaults. Neither the execution and delivery by the Warrantholder of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any judgment, award or decree or any indenture, agreement or other instrument to which such Warrantholder is a party, or by which the Warrant to which it is a party is bound or affected, or result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon such Warrant.

(d) No Further Rights. The Warrantholder acknowledges, agrees and confirms that its entire interest in the Warrant is being terminated pursuant to this Agreement.

3. Miscellaneous.

(a) Expenses. Each party shall pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

(b) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreements relating to the subject matter hereof existing between the parties are expressly canceled.

(c) Release. The Warrantholder hereby releases, remises, acquits and discharges the Company, its members, managers, employees, agents, subsidiaries and affiliates and their respective successors and assigns from any and all claims, known or unknown, and however denominated, which the Warrantholder or its respective successors or assigns has or may have against any such releasees, and any and all liability such releasees may have to the Warrantholder, in each case arising from or relating, in whole or in part, to the Warrant. This release is for any relief, no matter how denominated, including but not limited to injunctive relief, compensatory damages, punitive damages or rescissory damages.

(d) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws that would require the application of the law of any other jurisdiction.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile or electronic mail signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

[signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have executed, or caused the execution of, this Agreement as of the date first above written.

COMPANY:

INNO HOLDINGS INC.

By:	/s/ Dekui Liu
Name:	Dekui Liu
Title:	Chief Executive Officer

WARRANTHOLDER:

AC SUNSHINE SECURITIES LLC

By:	/s/ Ying Cui
Name:	Ying Cui
Title:	President

Signature Page to Warrant Assumption Agreement